UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2013

WEBSTER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Webster Plaza, Waterbury, Connecticut		06702
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (203) 578-2202

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 8, 2013, Webster Financial Corporation (“Webster”), Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. (collectively, the “Selling Stockholders”), and J.P. Morgan Securities LLC and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) entered into an underwriting agreement (the “Underwriting Agreement”) pursuant to which the Selling Stockholders agreed to sell 8,744,850 shares of Webster’s common stock, $0.01 par value per share (the “Common Stock”), to the Underwriters. The transaction closed on May 13, 2013.

The sale of the Common Stock by the Selling Stockholders is being made pursuant to Webster’s Registration Statement on Form S-3 (Registration No. 333-178642) (the “Registration Statement”), including a prospectus supplement dated May 8, 2013 to the prospectus contained therein dated December 20, 2011, filed by Webster with the Securities and Exchange Commission pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended.

Immediately following completion of the offering, the Selling Stockholders no longer own any of Webster’s outstanding Common Stock.

In connection with the public offering of the Common Stock, the following exhibits are filed herewith in order to be incorporated by reference into the Registration Statement: (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report on Form 8-K) and (ii) the opinion of counsel with respect to the validity of the Common Stock being sold in the offering (Exhibit 5.1 to this Current Report on Form 8-K).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 8, 2013, by and among Webster Financial Corporation, Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P., J.P. Morgan Securities LLC and Deutsche Bank Securities, Inc.

5.1	Legal Opinion of Wachtell, Lipton, Rosen & Katz.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

Date: May 13, 2013	By:	/s/ Glenn I. MacInnes
	Name:	Glenn I. MacInnes
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 8, 2013, by and among Webster Financial Corporation, Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P., J.P. Morgan Securities LLC and Deutsche Bank Securities, Inc.

5.1	Legal Opinion of Wachtell, Lipton, Rosen & Katz.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included as part of Exhibit 5.1).